CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

October 13, 2005

Date of Report

(Date of Earliest Event Reported)

AXM PHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31886	20-0745214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7251 West Lake Mead Blvd., Suite 300,

Las Vegas, NV 89128

(Address of principal executive offices (zip code))

(702) 562-4155

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13d-4(c))

Section 5 – Corporate Governance and Management

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) As of October 13, 2005, Mr. Chet Howard resigned as Chief Executive Officer and Chief Financial Officer of the Company. Mr. Howard has agreed that, as requested by the Company, he will continue to provide his services,  as  a consultant at a $125.00 per hour rate.

(c)As of the same date, the  Board of Directors elected  Madam Wang Weishi as the Company’s  new Chief Executive Office and Mr. Harry Zhang, as its Acting Chief Financial Officer.

Madam Wang has been serving as Chairperson of the Company’s Board of Directors since 2003. Between 2000 and 2003, she was Chairperson and General Manager of Shenyang Tianwei Werke Company Limited, which is engaged in the manufacture of pharmaceutical products.

Mr. Zhang has been the Chief Accounting Officer for the Company’s subsidiary, AXM Pharma Shenyang, Inc. since 2004. For the 4 years prior thereto he was employed by the international accounting firm of Deloitte and Touche LLP, initially as a senior auditor in its New York office for 2 years and then as audit manager for its Beijing office for an additional two years.

In 2005, Madam Wang is entitled to receive annual compensation from the Company of $240,000, at the rate of $20,000 per month. To date she has received $90,000. Mr. Zhang’s annual compensation for services rendered to AXM Shenyang is $120,000 per year, payable at the rate of $10,000 per month. He has received $55,000 to date in 2005.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2005	AXM Pharma, Inc.
By: /s/ Madam Wei Wangshi Madam Wei Wangshi Chief Executive Officer